OHR Pharmaceutical, Inc. - 8-K

Exhibit 99.2

Ohr Pharmaceutical Provides Update on Ongoing Squalamine Clinical Trial in Wet-AMD

•         Results from Ongoing Clinical Trial in Wet-AMD (The MAKO Study) Expected by the End of Calendar 2017 or Early 2018

•         Company Now Fully Funded Through Efficacy Data From Ongoing Trial and into 2018

NEW YORK, April XX, 2017 -- Ohr Pharmaceutical, Inc. (Nasdaq: OHRP), an ophthalmology research and development company, today announced that it plans to amend the ongoing clinical trial investigating Squalamine in wet-AMD (the MAKO Study) to enable efficacy analyses by the end of calendar 2017 or early 2018. The study remains a multi-center, randomized, double-masked, placebo controlled clinical trial. The subjects enrolled in the study, over 200 in total, will continue to receive their assigned study treatment of monthly Lucentis® and either Squalamine or placebo drops twice daily, and undergo scheduled visits and assessments through nine months. The primary endpoint will be an assessment of visual acuity at nine months.

“This strategic approach should provide efficacy data by year end or early next year with the goal of confirming the benefits seen in the prior Phase 2 IMPACT study,” stated Dr. Jason Slakter, CEO. “The ongoing clinical trial has prospectively enrolled the patient population identified from the IMPACT study that has the greatest potential to benefit from Squalamine combination therapy. We remain excited about the potential of Squalamine, a differentiated, topical, multi-target angiogenesis inhibitor, and believe that this is the optimal approach to help patients, maximize value for shareholders, and enhance our ongoing business development efforts.”

Dr. Slakter continued, “Following the closing of the financing today, we are funded into 2018, including the completion of our ongoing clinical trial and data readout by the end of calendar 2017 or early 2018.”

About the Ongoing Squalamine Clinical Trial (1601 Study/MAKO)

The ongoing clinical study, MAKO, is a multi-center, randomized, double masked, placebo controlled clinical trial. More than 200 subjects have been enrolled and the study remains double masked. No interim or futility analyses have been conducted. The data safety monitoring board has confirmed that there are no safety concerns and recommended the study continue as planned. The company plans to amend the ongoing clinical trial to enable efficacy analyses by the end of calendar 2017 or early 2018. Subjects enrolled in the study will continue to receive their assigned study treatment of monthly Lucentis® and either Squalamine or placebo drops twice daily, and undergo scheduled visits and assessments through nine months. The primary endpoint will be an assessment of visual acuity.

About Ohr Pharmaceutical, Inc.
Ohr Pharmaceutical, Inc. (OHRP) is an ophthalmology research and development company. The company's lead drug candidate, Squalamine lactate ophthalmic solution, 0.2% (also known as OHR-102), is currently being studied using an eye drop formulation in an ongoing clinical trial for the treatment of the wet form of age-related macular degeneration.  In addition, Ohr has a sustained release micro fabricated micro-particle ocular drug delivery platform technology. Additional information on the company may be found at www.ohrpharmaceutical.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This news release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made only as the date thereof, and we undertake no obligation to update or revise the forward-looking statement whether as a result of new information, future events or otherwise. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including our ability to raise sufficient funds to perform and conclude clinical trials, the financial resources available to us, the ability to negotiate and conclude a strategic partnership, the future success of our scientific studies, our ability to successfully develop products, rapid technological change in our markets, changes in demand for our future products, legislative, regulatory and competitive developments, and general economic conditions. Shareholders and prospective investors are cautioned that no assurance of the efficacy of pharmaceutical products can be claimed or assured until final testing; and no assurance or warranty can be made that the FDA will approve final testing or marketing of any pharmaceutical product. Our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q discuss some of the important risk factors that may affect our business, results of operations and financial condition.

Contact:
Ohr Pharmaceutical Inc.	LifeSci Advisors, LLC
Investor Relations	Michael Wood
888-388-2327	646-597-6983
ir@ohrpharmaceutical.com	mwood@lifesciadvisors.com